                                                     Exhibit 99.1


                                                     Contacts:
                                                     Linda Baddour
                                                     +910 772 6832
                                                     linda.baddour@wilm.ppdi.com

                                                     Steve Smith
                                                     +910 772 7585
                                                     stephen.smith@wilm.ppdi.com

FOR IMMEDIATE RELEASE

                 PPD REPORTS FIRST QUARTER 2003 EPS OF $0.38 AND
                            SOLID NET REVENUE GROWTH

Highlights:

..   30 percent first quarter net revenue growth
..   51 percent growth in first quarter income from operations

WILMINGTON, NC, April 16, 2003--PPD, Inc. (Nasdaq: PPDI) today reported financial results for its first quarter ended March 31, 2003.

Under U.S. Generally Accepted Accounting Principles (GAAP), PPD recorded first quarter net revenue of $169.9 million, an increase of 30 percent over net revenue of $130.6 million for the first quarter of 2002. Income from operations was $32.4 million, an increase of 51 percent from the first quarter of 2002. Earnings per diluted share were $0.38, compared to $(0.29) for the same period last year. First quarter 2002 earnings per diluted share included a $30 million, or $0.56 per share, after tax non-cash charge related to the impairment of our equity investment in DNA Sciences.

Net revenue for the first quarter of 2003, excluding reimbursed out-of-pockets of $10.9 million, was $159.0 million, an increase of 30 percent over the first quarter of 2002 presented on the same basis. Excluding the first quarter 2002 impairment of our equity investment in DNA Sciences, first quarter 2003 earnings per diluted share increased 41 percent over the first quarter of 2002.

New business authorizations for the first quarter of 2003 totaled $253 million. Net days sales outstanding was 38 days, compared to 31 days in the first quarter of 2002. At March 31, 2003, PPD had $186 million in cash and minimal debt.

"PPD continues to build value for the future through our ongoing focus on quality and efficiency initiatives and accelerated investment in our discovery sciences and compound partnering vision," stated Fred Eshelman, chief executive officer of PPD. "With our disciplined approach to core business execution, PPD EPS growth again exceeded our revenue growth." Eshelman added, "PPD continues to make progress on our efforts to expand our portfolio of projects from compound partnerships, capitalizing on our integrated platform of discovery sciences and development services."

PPD Announces First Quarter 2003 Earnings

PPD will conduct a live conference call and audio Webcast tomorrow, April 17, 2003, at 9:00 a.m. ET to discuss its first quarter 2003 results. To access the Webcast, please visit http://www.ppdi.com and follow the directions on PPD's Investors Web page. A replay of the Webcast will be available shortly after the call through 5:00 p.m. ET on May 1, 2003. If you have difficulty accessing the Webcast via the Internet, PPD has established a direct dial number, +800 915 4836, for telephone access.

As a leading global provider of discovery and development services and products for pharmaceutical and biotechnology companies, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help clients maximize the return on their R&D investments. With proven early discovery through post-market resources, the company also offers compound partnering opportunities. PPD has more than 5,300 professionals in 25 countries around the world. For more information on PPD, visit our Web site at http://www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause results to differ materially include the following: continued success in sales growth; economic conditions in the pharmaceutical and biotechnology industries; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the outsourcing industry; loss of large contracts; risks associated with acquisitions and investments; dependence on collaborative relationships; rapid technological advances that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for PPD, copies of which are available free of charge upon request from the PPD investor relations department.

                                       ###

                                    PPD, Inc.
                          Statement of Operations Data
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                          Three Months Ended
                                                               Mar. 31,

                                                           2003         2002
                                                        -----------   ----------
Net revenue:
  Development                                          $   155,899   $  116,736
  Discovery sciences                                         3,095        5,379
  Reimbursed out-of-pockets                                 10,883        8,468
                                                       -----------   ----------
  Total net revenue                                        169,877      130,583

Direct costs:

  Development                                               74,719       55,674
  Discovery sciences                                         1,534        1,941
  Reimbursable out-of-pocket expenses                       10,883        8,468
                                                       -----------   ----------
  Total direct costs                                        87,136       66,083

Research and development                                     3,361        1,751
Selling, general and administrative                         39,763       35,635
Depreciation                                                 6,917        5,366
Amortization                                                   290          281
                                                       -----------   ----------
Income from operations                                      32,410       21,467

Impairment of equity investments                                 -      (32,006)
Other income, net                                              793        1,544
                                                       -----------   ----------

Income before income taxes                                  33,203       (8,995)
Provision for income taxes                                  12,036        6,480
                                                       -----------   ----------
Income before equity in net loss of investee                21,167      (15,475)

Equity in net loss of investee, net of income taxes              -           92
                                                       -----------   ----------


Net income                                             $    21,167   $  (15,567)
                                                       ===========   ==========

Net income per share:
           Basic                                       $      0.38   $    (0.29)
                                                       ===========   ==========
           Diluted                                     $      0.38   $    (0.29)
                                                       ===========   ==========

Weighted average number of shares outstanding:
           Basic                                            55,561       53,212
                                                       ===========   ==========
           Diluted                                          56,115       53,212
                                                       ===========   ==========

                                    PPD, Inc.
                      NON-GAAP Statement of Operations Data
                    (in thousands, except per share amounts)
                                   (unaudited)

                 Excluding the impairment of equity investments
                         and reimbursed out-of-pockets.

                                                                    Three Months Ended
                                                                          Mar. 31,
                                                                     2003             2002
                                                                -------------    ------------
Net revenue:
  Development                                                   $     155,899    $    116,736
  Discovery sciences                                                    3,095           5,379
                                                                -------------    ------------
  Total net revenue                                                   158,994         122,115

Direct costs:
  Development                                                          74,719          55,674
  Discovery sciences                                                    1,534           1,941
                                                                -------------    ------------
  Total direct costs                                                   76,253          57,615

Research and development                                                3,361           1,751
Selling, general and administrative                                    39,763          35,635
Depreciation                                                            6,917           5,366
Amortization                                                              290             281
                                                                -------------    ------------
Income from operations                                                 32,410          21,467

Other income, net                                                         793           1,544
                                                                -------------    ------------

Income before income taxes                                             33,203          23,011
Provision for income taxes                                             12,036           8,480
                                                                -------------    ------------
Income before equity in net loss of investee                           21,167          14,531

Equity in net loss of investee, net of income taxes                         -              92
                                                                -------------    ------------


Net income                                                      $      21,167    $     14,439
                                                                =============    ============

Net income per share:
           Basic                                                $        0.38    $       0.27
                                                                =============    ============
           Diluted                                              $        0.38    $       0.27
                                                                =============    ============

Weighted average number of shares outstanding:
           Basic                                                       55,561          53,212
                                                                =============    ============
           Diluted                                                     56,115          54,003
                                                                =============    ============

                                    PPD, Inc.
                               Balance Sheet Data
                                 (in thousands)
                                   (unaudited)

                                                   March 31,     December 31,
                                                     2003           2002
                                                -------------------------------

Cash and cash equivalents                         $ 185,925       $ 181,224
Working capital                                   $ 215,888       $ 187,696
Total assets                                      $ 705,724       $ 692,120
Long-term debt, including current portion         $   8,046       $   8,406
Shareholders' equity                              $ 468,843       $ 440,337